Exhibit 99.1

Honeywell Contacts:
U.S. Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

Europe Media	Sperian Contact:
Ilse Schouteden	Christophe Mathy
+ 32 47 620 9019	+ 33 (0)1 49 90 79 72
ilse.schouteden@honeywell.com	cmathy@sperian.com

HONEYWELL TO OFFER TO ACQUIRE SPERIAN PROTECTION IN $1.4
BILLION TRANSACTION; COMBINATION WITH HONEYWELL
SAFETY PRODUCTS TO CREATE $1.8 BILLION GLOBAL PERSONAL
PROTECTION EQUIPMENT (PPE) BUSINESS

  Honeywell to make €117 per share all-cash tender offer for Sperian Protection shares representing a 93% premium on the spot price as of March 30th (last unaffected share price before Cinven’s offer) and a 67% premium over the price previously offered by Cinven

  Sperian’s Board of Directors unanimously approves the tender offer agreement and intends to recommend Honeywell’s offer upon receipt of a fairness opinion

  Essilor and Mrs. Dalloz, Sperian Protection’s two largest shareholders representing 28% of the share capital, have agreed to sell their shares to Honeywell, subject to regulatory approvals

  Combination with Honeywell’s Life Safety division will establish a leading global provider of personal protection equipment with a full range of safety products in attractive, high-growth PPE industry

  Transaction is expected to be dilutive to Honeywell by four cents per share in 2010 and accretive in 2011; No change to Honeywell’s 2010 EPS guidance

     MORRIS TOWNSHIP, N.J. and PARIS, FRANCE, May 19, 2010 – Honeywell (NYSE: HON) and Sperian Protection (Euronext: SPR) today announced Honeywell’s intent to acquire through a binding sale agreement with Essilor and Mrs. Ginette Dalloz and through the launch of an all-cash tender offer all outstanding shares of Sperian Protection with an aggregate transaction value of approximately USD $1.4 billion, including the assumption of net debt. Sperian Protection is a leader in personal protection equipment (PPE) design and manufacturing and will be combined within Honeywell’s Automation and Control Solutions’ Life Safety business.

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     In combination with Sperian, Honeywell anticipates that its Safety Products business will benefit from significant synergies, expanded access to global distribution channels, and a strong retail presence. The combined business will offer a full range of complementary “head to toe” products for those who work in environments where safety is paramount, including the general industrial, construction, fire service, and electrical safety segments.

     “Sperian Protection’s Board of Directors has unanimously approved the tender offer agreement and intends to recommend Honeywell’s offer upon receipt of a fairness opinion,” said Henri-Dominique Petit, Chairman of the Board of Directors of Sperian Protection. “I’m pleased about the outcome of this process and believe with the Board that the transaction is in the best interests of Sperian, its employees, customers and shareholders, subject to conclusion of fairness opinion from an independent expert.”

     Brice de La Morandière, Sperian CEO, added, “We are very pleased to join together with Honeywell, an outstanding partner we know well and who shares our commitment to customers. Through their talent and dedication, Sperian employees have built a reference leader in the industry. I’m confident that, together with Honeywell, we will provide unmatched protection solutions in the marketplace and thus drive significant growth for our business and our people.”

     “Sperian is an ideal fit to add to Honeywell’s great position in the growing PPE industry,” said Roger Fradin, President and CEO of Honeywell Automation and Control Solutions. “It has one of the most recognizable brand portfolios in the industry and a top-tier global customer base, and we have a great deal of respect for the Sperian leadership team and business. The company has built an impressive track record of long-term growth while continuing to invest in its future through R&D and global acquisitions. Like Honeywell, Sperian develops differentiated new products that customers demand. Combined with our Norcross acquisition in 2008, we are building a global leader in the fast-growing PPE industry, with worldwide distribution capabilities to deliver the highest quality products in both developed and emerging regions. This represents a terrific opportunity to once again derive value from our stellar acquisition integration process.”

     The filing of Honeywell’s offer to the French “Autorités des Marchés Financiers” is not subject to any condition precedent and will occur at the latest before the opening of the market on Friday, May 21, 2010. The opening of the offer is subject to approval of the

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French “Ministère de l’Economie, de l’Industrie et de l’Emploi” on foreign investments and final recommendation of Sperian’s Board of Directors upon receipt of a fairness opinion.

     Essilor (holding 15.0% of the capital) and Mrs. Ginette Dalloz (holding directly and indirectly 13.2% of the capital) have entered into a binding agreement for the sale of their Sperian Protection shares to Honeywell, at the same price of €117 per share. This sale is subject to EU and U.S. anti-trust clearance and to the approval of the Ministère de l’Économie, de l’Industrie et de l’Emploi on foreign investments. This sale will be completed immediately upon the satisfaction of these conditions precedent.

     The completion of the offer would be subject to the successful tender of shares by Sperian shareholders representing no less than 57% of the diluted number of shares (including Essilor and Mrs. Dalloz stakes) as well as EU and U.S. anti-trust clearance. Pending regulatory approvals, Honeywell expects the transaction to close in the third quarter of 2010.

     With nearly 50 years of experience in the research, design, and manufacture of safety technologies, Sperian’s expertise is focused on head protection (eye and face, hearing, respiratory), body protection (clothing, gloves, safety footwear), and fall protection. Sperian brands include Howard Leight, Miller, and UVEX (only in the Americas).

     In 2008, Honeywell acquired Norcross Safety Products L.L.C., a leader in PPE within several major industry segments including Air Purifying Respirators (APRs), footwear, headgear, firefighter turnout gear, high voltage sleeves and gloves, and arc flash protection. The acquisition formed the approximate USD $900 million Honeywell Safety Products (HSP) segment within the Honeywell Life Safety business. With completion of the tender offer, Sperian and Honeywell’s Safety Products division will be integrated as a single global business. Headquartered in Paris, France, Sperian employs nearly 6,000 in facilities throughout 13 countries in the Americas, Asia-Pacific, Europe, and Africa. Sperian had sales of approximately €660 million in 2009.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago

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Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

Sperian Protection (www.sperian.com) is the reference leader in personal protective equipment (hearing, eye, respiratory and fall protection, gloves, clothing and footwear) resolutely geared towards international markets. The Group offers innovative products adapted to high-risk environments so that workers in the manufacturing and services industries can work with confidence.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

The complete offer documents in accordance with French law will be submitted, together with further details of the offer, to the French financial services authority (AMF). Shareholders and other investors are urged to read carefully all tender offer materials prior to making any decision with respect to the tender offer.

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